SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                              _______________

                                 FORM 8-K
                              _______________

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 1999
                                   _______________


                          Suburban Lodges of America, Inc.
               ---------------------------------------------------
                (Exact Name of Registrant as Specified in Charter)


                Georgia               000-28108            58-1781184
            -----------------       -------------      --------------------
            (State or Other          (Commission          (IRS Employer
            Jurisdiction of          File Number)       Identification No.)
            Incorporation)


              300 Galleria Parkway
                    Suite 1200
                 Atlanta, Georgia                        30339
              ----------------------                  -----------
               (Address of Principal                   (Zip Code)
                Executive Offices)


                Registrant's telephone number, including area code:
                                    (770) 799-5000


                                     Not Applicable
             -------------------------------------------------------------
             (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 1, 1999, Suburban Lodges of America, Inc. ("Suburban") completed the acquisition of GuestHouse International LLC (the "Company") through the purchase of substantially all the assets of the Company by GuestHouse International Franchise Systems, Inc. ("Purchaser"), a wholly-owned subsidiary of Suburban. The purchase was made pursuant to an Agreement for Purchase and Sale of Assets dated April 16, 1999, between Suburban, the Purchaser, and the Company. The consideration consisted of 300,000 newly issued shares of Suburban's Common Stock, par value $.01 per share, and $1.25 million in cash from available cash balances. Additional consideration may be payable over time subject to achievement of certain financial performance and new facility goals. The Company is a franchisor of midscale lodging facilities under the names GuestHouse Inns, Hotels and Suites. Suburban, through the Purchaser, presently intends to operate the Company substantially as it had been operated prior to its acquisition. Suburban acquired substantially all of the Company's assets, including all franchise agreements between the Company and its franchisees and all of the trademarks owned by the Company and those in which it has an interest. The acquisition excluded the purchase of certain assets of the Company, including corporate organizational documents; the rights to tax refund claims; licenses, permits, orders, or approvals not transferable under applicable laws; accounts or notes receivables earned prior to the Closing Date; and cash and cash equivalents owned on the Closing Date. The consideration was determined by negotiation among the parties.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

(a)  Financial Statements of Businesses Acquired

     The financial statements of the Company required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with
Item 7(a)(4) of Form 8-K.

(b)  Pro Forma Financial Information

     The pro forma financial statements required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report, and will be filed as an amendment to

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this report as soon as practicable in accordance with Item 7(a)(4) of
Form 8-K.

(c)  Exhibits

     The following exhibits are filed with this report:

          2.1 (a) Agreement for Purchase and Sale of Assets dated April 16, 1999 among Suburban, the Purchaser and the Company.

               (b) First Amendment to Agreement for Purchase and Sale of Assets dated June 1, 1999 among Suburban, the Purchaser and the Company.

          4.1 Amended and Restated Articles of Incorporation of Suburban (incorporated by reference to Exhibit 3.1 to Suburban's Registration Statement on Form S-1, File No. 333-2876, filed with the Commission on March 28,
               1996).

          4.2 Amended and Restated By-Laws of Suburban (incorporated by reference to Exhibit 3.2 to Suburban's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 000-28108, filed with the Commission on March 28, 1997).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUBURBAN LODGES OF AMERICA, INC.



                              By:  /s/ David E. Krischer
                                 -----------------------------------
                                 David E. Krischer
                                 President and Chief Executive
                                 Officer

Dated:  June 15, 1999